Exhibit 23(ii)

TANNER + CO.
Certified Public Accountants and Business Advisors

675 East 500 South, Suite 640
Salt Lake City, Utah 84102
Telephone (801) 532-7444
Fax (801) 532-4911
Email: mail@bestcpa.com

A Professional Corporation


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use of this Registration Statement of Form SB-2/A-3 of our report dated February 14, 2001, relating to the financial statements of InvestNet, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.



                           /s/     TANNER + CO.






Salt Lake City, Utah
February 23, 2001




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